Exhibit 99.1

News Release
Contact:      Walt Standish, President and Chief Executive Officer
                      843.916.7813
                      Dick Burch, Executive Vice President and Chief Financial Officer
                      843.916.7806

FOR IMMEDIATE RELEASE

Beach First Reports Earnings Growth of 151%
Assets Grow to $427 Million

Myrtle Beach, SC, April 18, 2006 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) today announced that its first quarter 2006 earnings increased 151% over the same period last year.

Net income for the quarter ended March 31, 2006, increased 151%, totaling $1,211,807, or $0.37 per diluted share, when compared to the $481,852, or $0.23 per diluted share, reported for the quarter ended March 31, 2005. Total assets grew to $426.7 million, which represents an increase of 48% from the same period a year ago. Total deposits grew to $337.9 million, an increase of 40% from the same period a year ago. Total loans grew to $349.2 million, a 58% increase over the same period last year.

Return on average shareholders’ equity was 12.02% for March 31, 2006, compared to 11.44% for March 31, 2005. The net interest margin was 4.42% for the period ended March 31, 2006, when compared to 4.54% for the same period a year ago. Book value per share stood at $12.63 per share at March 31, 2006, compared to $8.12 per share at March 31, 2005.

Walt Standish, president and chief executive officer, said, “The year is off to a great start at Beach First. Net income exceeded $1 million for the second consecutive quarter, fueled by good loan and deposit growth in both the consumer and commercial areas. We experienced double digit growth in earnings, deposits, and loans as compared to March 31, 2005, and crossed the $400 million mark in asset size for the first time in the company’s history. We continue to invest in technology and staffing to support our growth and expansion. We are working toward a September timeframe for moving into our new main office on Grissom Parkway.”

Beach First National Bancshares, Inc. is the parent of Beach First National Bank, a $426.7 million financial institution headquartered in Myrtle Beach, South Carolina. Beach First operates six banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services, including NetTeller internet banking. The company’s stock trades on the NASDAQ National Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Condensed Balance Sheets
(unaudited)

	March 31,		December 31,
	2006	2005	2005
	(unaudited)	(unaudited)	(audited)
ASSETS
Cash and due from banks	$4,599,760	$4,537,722	$4,284,868
Federal funds sold and short-term investments	6,133,853	16,707,372	25,521,071
Investment securities available for sale	52,099,895	34,748,012	43,975,876
Loans, net	344,306,128	218,587,069	307,424,435
Federal Reserve Bank stock	534,000	309,000	534,000
Federal Home Loan Bank stock	2,318,100	1,336,400	2,011,400
Premises and equipment, net	6,463,619	5,267,876	6,672,507
Cash value of life insurance	3,331,263	3,209,759	3,301,417
Other assets	6,922,087	2,871,932	3,663,660

Total assets	$426,708,705	$287,575,142	$397,389,234

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Deposits
Noninterest bearing deposits	$28,884,753	$28,111,244	$31,152,603
Interest bearing deposits	308,985,257	212,551,306	279,741,607

Total deposits	337,870,010	240,662,550	310,894,210
Advances from Federal Home Loan Bank	32,500,000	19,000,000	34,000,000
Other borrowings	3,299,945	-	1,504,009
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	2,648,541	1,254,330	1,555,602

Total liabilities	386,628,496	271,226,880	358,263,821

SHAREHOLDERS’ EQUITY:
Common stock, $1 par value; 10,000,000 shares
authorized; 3,174,458 issued and outstanding at March
31, 2006 and 2,016,158 at March 31, 2005 and 3,169,958 at
December 31, 2005	3,174,458	2,016,158	3,169,958
Paid-in capital	30,215,578	11,351,276	30,157,843
Retained earnings	7,725,390	3,635,791	6,513,582
Accumulated other comprehensive income (loss)	(1,035,217)	(654,963)	(715,970)

Total shareholders' equity	40,080,209	16,348,262	39,125,413

Total liabilities and shareholders' equity	$426,708,705	$287,575,142	$397,389,234

Beach First National Bancshares, Inc. and Subsidiaries
Myrtle Beach, South Carolina
Consolidated Condensed Statements of Income
(unaudited)

	Three Months Ended		For the Year Ended
	March 31		December 31
	2006	2005	2005
	(unaudited)	(unaudited)	(audited)
INTEREST INCOME
Interest and fees on loans	$6,823,870	$3,635,643	$18,938,675
Investment securities	582,144	393,722	1,838,313
Federal funds sold	145,054	28,154	127,961
Other	5,256	-	15,682

Total interest income	7,556,324	4,057,519	20,920,631

INTEREST EXPENSE
Deposits	2,696,889	1,080,257	5,912,891
Advances from the FHLB and federal funds purchased	341,889	124,865	747,209
Junior subordinated debentures	177,247	66,967	528,812

Total interest expense	3,216,025	1,272,089	7,188,912

Net interest income	4,340,299	2,785,430	13,731,719

PROVISION FOR POSSIBLE LOAN
LOSSES	522,200	500,000	2,184,000

Net interest income after provision for
possible loan losses	3,818,099	2,285,430	11,547,719

NONINTEREST INCOME
Service fees on deposit accounts	127,965	140,461	549,689
Gain on sale of loan	22,259	14,610	14,610
Loss on sale of investment securities	-	(529)	(3,935)
Income from cash value life insurance	34,850	25,338	89,809
Mortgage loan referral fees	66,385	39,821	249,757
Other income	60,061	43,479	217,947

Total noninterest income	311,520	263,180	1,117,877

NONINTEREST EXPENSES
Salaries and wages	1,023,484	794,166	3,371,922
Employee benefits	234,307	171,506	675,496
Supplies and printing	28,439	26,316	101,889
Advertising and public relations	83,515	72,971	295,509
Professional fees	77,522	72,707	327,130
Depreciation and amortization	130,402	126,484	539,406
Occupancy	189,484	183,815	724,313
Data processing fees	116,969	109,688	455,646
Other operating expenses	353,671	229,985	1,053,867

Total noninterest expenses	2,237,793	1,787,638	7,545,178

Income before income taxes	1,891,826	760,972	5,120,418

INCOME TAX EXPENSE	680,019	279,120	1,760,775

Net income	$1,211,807	$481,852	$3,359,643

BASIC NET INCOME PER COMMON SHARE	$.38	$.24	$1.27

DILUTED NET INCOME PER COMMON SHARE	$.37	$.23	$1.23

Weighted average common shares outstanding - basic	3,172,108	2,014,391	2,650,576
Weighted average common shares outstanding - diluted	3,243,080	2,105,422	2,740,899

Beach First National Bancshares, Inc. and Subsidiaries

(Unaudited)
(In thousands)

Asset Quality Ratios and Other Data	March 31,	March 31,	December 31,
	2006	2005	2005

Total nonperforming loans	$1,899	$299	$1,111

Allowance for loan losses	4,883	2,919	4,364

Nonperforming loans as a percent of total
loans	0.54%	0.14%	0.36%

Nonperforming assets, past due and
restructured loans to total assets	0.45%	0.10%	0.28%

Net charge-offs to average total loans	0.001%	0.001%	0.10%

Allowance for loan losses to total loans	1.40%	1.32%	1.40%

Allowance for loan losses to
nonperforming loans	257.10%	975.70%	392.80%

	For the Qtr ended		For the Year ended
	March 31,		December 31,
	2006	2005	2005

Interest rate spread	3.88%	4.21%	4.10%

Net interest margin	4.42%	4.54%	4.67%